Exhibit 10.7.8

CONFIDENTIAL TREATMENT REQUESTED

EIGHTH AMENDMENT TO

AMENDED & RESTATED MASTER SERVICES AGREEMENT

This Eighth Amendment (“Eighth Amendment”) effective as of December 18, 2015 (“Eighth Amendment Effective Date”) is by and between Synacor, Inc. (“Synacor”) and Qwest Corporation, on behalf of itself and as agent for its Affiliates (“Client”) under which the parties hereto mutually agree to modify and amend the Amended & Restated Master Services Agreement, effective as of April 1, 2012, as amended (including the exhibits, schedules and amendments thereto, the “Agreement”) as provided in this Eighth Amendment. All terms defined herein shall be applicable solely to this Eighth Amendment. Any capitalized terms used herein, which are defined in the Agreement and are not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and modify the Agreement, effective as of the Eighth Amendment Date, as follows:

1.0	Term: Section 7.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Term. This Agreement shall be effective as of the Effective Date and shall continue thereafter in full force and effect through December 31, 2013 (the “Initial Term”). Thereafter the Agreement shall automatically renew initially through December 31, 2016 and thereafter will automatically renew for up to five (5) periods of one (1) year each (each such renewal period shall be referred to as a “Renewal Term”, and together with the Initial Term, the “Term”), provided however that either party may prevent automatic renewal by providing the other party with at least 180 days prior written notice of non-renewal.

2.0	Wind-Down. The first two sentences of Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

7.4 Wind-Down. Upon the expiration or termination of this Agreement for any reason, Synacor will continue providing the Services (the “Wind-Down Services”) for a period of at least [*] months and not to exceed [*] months from the date of such expiration or termination if resulting from non-renewal by either party or termination by Client due to uncured breach by Synacor, and not to exceed [*] months if terminated by Synacor due to uncured breach by Client, in order that Client may achieve an orderly transition of such Services to another vendor (such period of time to be the “Wind-Down Period”). The terms and conditions upon which Synacor shall provide such Wind-Down Services shall be the same terms and conditions as shall have been in effect on the day preceding the date of such expiration or termination of this Agreement, subject to the modified fee structure specified in Schedule A for the Wind-Down Period, and Client commits that for the first [*] months of the Wind-Down Period, neither Client nor anyone on Client’s behalf, will redirect any traffic or migrate any users away from the Services.

3.0	Scope of Amendment: This Eighth Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Eighth Amendment. This Eighth Amendment shall be integrated into, and form a part of, the Agreement as of the Eighth Amendment Effective Date. All terms and conditions of the Agreement shall remain unchanged except as expressly modified by this Eighth Amendment; and the terms of the Agreement as modified by this Eighth Amendment are hereby ratified and confirmed. If the terms of the Agreement conflict with those of this Eighth Amendment, the terms of this Eighth Amendment shall control. This Eighth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[*] =	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the date set forth below their respective signatures, to be effective as of the Eighth Amendment Effective Date.

SYNACOR, INC.		QWEST CORPORATION, On behalf of itself and as agent for Its Affiliates

By:	/s/ George Chamoun	By:	/s/ Richard Jacobsen
Name:	George Chamoun	Name:	Richard Jacobsen
Title:	President, Sales and Marketing	Title:	Manager-Strategic Sourcing
Date:	12-18-15	Date:	12/18/2015